Exhibit 99.1

Iconix Brand Group Reports Record Revenue And Earnings For The Fourth Quarter And Full Year 2013

NEW YORK, Feb. 20, 2014 /PRNewswire/ —

•	Record Q4 revenue of $105.3 million, a 24% increase over prior year quarter

•	Record Q4 non-GAAP diluted EPS of $0.54, a 32% increase over prior year quarter

•	Record Q4 free cash flow of $62.9 million, a 66% increase over prior year quarter

•	Record 2013 revenue of $432.6 million, a 22% increase over prior year

•	Record 2013 non-GAAP diluted EPS of $2.39, a 41% increase over prior year

•	Record 2013 free cash flow of $229.9 million, a 27% increase over prior year

•	2013 share repurchases of $436 million, or 24% of shares outstanding

•	Announcing new $500 million share repurchase program

Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”), today announced financial results for the fourth quarter and year ended December 31, 2013.

Q4 2013 Results for Iconix Brand Group, Inc.:

Total revenue for the fourth quarter of 2013 was approximately $105.3 million, a 24% increase as compared to approximately $85.1 million in the fourth quarter of 2012. EBITDA attributable to Iconix for the fourth quarter was approximately $60.1 million, a 20% increase as compared to $50.0 million in the prior year quarter. Free cash flow attributable to Iconix for the fourth quarter was approximately $62.9 million, a 66% increase as compared to the prior year quarter of approximately $37.9 million. On a non-GAAP basis, as defined in the tables below, net income attributable to Iconix was $30.2 million, a 5% increase as compared to the prior year quarter of approximately $28.9 million. Non-GAAP diluted EPS for the fourth quarter of 2013 increased 32% to $0.54 compared to $0.41 in the prior year quarter. GAAP net income attributable to Iconix for the fourth quarter of 2013 was approximately $26.1 million compared to $26.1 million in the prior year quarter and GAAP diluted EPS for the fourth quarter of 2013 increased 19% to $0.44 compared to $0.37 in the prior year quarter.

Full Year 2013 Results for Iconix Brand Group, Inc.:

Total revenue for the full year 2013 was approximately $432.6 million, a 22% increase as compared to approximately $353.8 million for the prior year. EBITDA attributable to Iconix for 2013 was approximately $262.9 million, a 21% increase as compared to approximately $217.0 million in the prior year. Free cash flow attributable to Iconix for 2013 was approximately $229.9 million, a 27% increase over the prior year of approximately $180.5 million. On a non-GAAP basis, as defined in the tables below, net income attributable to Iconix for 2013 was approximately $142.2 million, a 17% increase as compared to approximately $122.0 million in the prior year, and non-GAAP diluted earnings per share increased 41% to $2.39 versus $1.70 for the prior year. GAAP net income attributable to Iconix for 2013 was approximately $128.0 million, a 17% increase as compared to $109.4 million in the prior year and GAAP diluted EPS for 2013 increased 39% to $2.11 compared to $1.52 in the prior year.

EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are all non-GAAP metrics and reconciliation tables for each are attached to this press release.

Neil Cole, Chairman and CEO of Iconix Brand Group, Inc. commented, “Since converting to a licensing model in 2005, we have built a powerful global platform, delivering compounded annual growth of around 40% for both revenue and EPS. In 2013, we had another record year and continued to drive growth through the expansion of our worldwide footprint, our acquisition strategy of asset light businesses and global brands, and our ongoing commitment to share repurchases. Looking ahead, as we continue to focus on international markets and additional acquisitions, I believe we can build on our success and continue to deliver increased value to our shareholders.”

2014 Guidance for Iconix Brand Group, Inc.:

The Company is maintaining its full year 2014 guidance as follows:

•	Revenue of $440-$455 million

•	Non-GAAP diluted EPS of $2.50-$2.60

•	GAAP diluted EPS of $2.19-$2.29

•	Free cash flow of $210-$217 million.

This guidance relates to the Company’s existing portfolio of brands and does not include any additional acquisitions. In addition, this guidance does not assume any additional share repurchases or dilution from the Company’s convertible notes above the current stock price.

Other Company News:

The Company announced today that its Board of Directors has authorized a program to repurchase up to $500 million of its common stock. See separate press release for additional details.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Iconix Brand Group, Inc.

About Iconix Brand Group, Inc. Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), ED HARDY (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), and MARC ECKO (R). In addition, Iconix owns interests in the ARTFUL DODGER (R), MATERIAL GIRL (R), PEANUTS (R), TRUTH OR DARE (R), BILLIONAIRE BOYS CLUB (R), ICE CREAM (R), MODERN AMUSEMENT (R), and BUFFALO (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide” “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

Condensed Consolidated Income Statements
(in thousands, except earnings per share data)
	(Unaudited)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
Licensing and other revenue	$105,264	$85,131	$432,626	$353,818
Selling, general and administrative expenses	47,073	39,802	175,215	138,368

Operating income	58,191	45,329	257,411	215,450
Interest and other expenses, net	21,295	11,118	68,878	43,865
Equity earnings on joint ventures	(4,541)	(6,678)	(12,129)	(10,887)

Other expenses – net	16,754	4,440	56,749	32,978

Income before income taxes	41,437	40,889	200,662	182,472
Provision for income taxes	10,643	11,869	58,075	58,963

Net income	$30,794	$29,020	$142,587	$123,509

Less: Net income attributable to non-controlling interest	4,648	2,927	14,539	14,101

Net income attributable to Iconix Brand Group, Inc.	$26,146	$26,093	$128,048	$109,408

Earnings per share:
Basic	$0.51	$0.38	$2.28	$1.57

Diluted	$0.44	$0.37	$2.11	$1.52

Weighted average number of common shares outstanding:
Basic	51,288	67,894	56,281	69,689

Diluted	59,540	70,258	60,734	71,957

Selected Balance Sheet Items:
(in thousands)	12/31/2013	12/31/2012
Total Assets	$2,860,194	$2,481,738
Total Liabilities	$1,758,252	$1,181,898
Total Stockholders’ Equity	$1,101,942	$1,299,840

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to the adoption of ASC Topic 470 as it relates to accounting for convertible debt and the additional incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

(in thousands, except per share data)
	(Unaudited)		(Unaudited)
	Three months ended		Year ended
Net income reconciliation	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Non-GAAP net income (1)	$30,215	$28,884	$142,173	$121,990

GAAP net income	$26,146	$26,093	$128,048	$109,408
Adjustments:
Non-cash interest related to ASC Topic 470	6,358	2,627	22,071	17,952
Write-off of deferred financing fees (including original issue discount)	—	1,411	—	1,411
Taxes related to above item	(2,289)	(1,247)	(7,946)	(6,781)

Net	4,069	2,791	14,125	12,582

Non-GAAP net income	$30,215	$28,884	$142,173	$121,990

	(Unaudited)		(Unaudited)
	Three months ended		Year ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Non-GAAP weighted average diluted shares reconciliation
Non-GAAP weighted average diluted shares	55,819	70,258	59,390	71,957

GAAP weighted average diluted shares	59,540	70,258	60,734	71,957
Less: additional incremental dilutive shares covered by hedges for: (2)
2.50% Convertible Notes	(2,199)	—	(732)	—
1.50% Convertible Notes	(1,522)	—	(612)	—

subtotal	(3,721)	—	(1,344)	—

Non-GAAP weighted average diluted shares	55,819	70,258	59,390	71,957

	(Unaudited)		(Unaudited)
	Three months ended		Year ended
Diluted EPS reconciliation	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Non-GAAP diluted EPS (1)	$0.54	$0.41	$2.39	$1.70

GAAP diluted EPS	$0.44	$0.37	$2.11	$1.52
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.10	$0.04	$0.28	$0.18

Non-GAAP diluted EPS	$0.54	$0.41	$2.39	$1.70

	Year Ending
Forecasted Diluted EPS	Dec. 31 2014
	High	Low
Forecasted Non-GAAP diluted EPS (1)	$2.60	$2.50

Forecasted GAAP diluted EPS	$2.29	$2.19
Adjustments for non-cash interest related to ASC 470 and non-cash non-recurring gains and charges, net of tax, and incremental dilutive shares covered by hedges	$0.31	$0.31

Forecasted Non-GAAP Diluted EPS	$2.60	$2.50

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470 and non-cash non-recurring gains and charges, net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are representative of only actual cash results.
(2)	Based on the closing stock price on December 31, 2013, and September 30, 2013, there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing these shares as they are covered our convertible notes hedges.

EBITDA Reconciliation from Net Income
	(Unaudited)		(Unaudited)
	Three months ended		Year ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
EBITDA (3)	$60,130	$49,970	$262,943	$216,963

Reconciliation of EBITDA:
Net Income	26,146	26,093	128,048	109,408
Add: Income taxes	10,643	11,869	58,075	58,963
Add: Net interest and other expense	21,170	10,260	67,995	41,826
Add: Depreciation and amortization of certain intangibles	2,171	1,748	8,825	6,766

EBITDA	$60,130	$49,970	$262,943	$216,963

	(Unaudited)
EBITDA Reconciliation from Cash Flow from Operations	Year ended
	Dec. 31, 2013	Dec. 31, 2012
EBITDA (3)	$262,943	$216,963

Reconciliation of EBITDA:
Net cash provided by operating activities	232,789	204,434
Add / (Less):
Cash interest expense, net	39,224	20,503
Cash taxes	26,659	34,578
Other	1,963	4,514
Net income attributable to non-controlling interest	(14,539)	(14,101)
Stock compensation expense	(20,018)	(11,491)
Provision for doubtful accounts	(9,461)	(4,839)
Net change in balance sheet items	6,326	(16,635)

EBITDA	$262,943	$216,963

(3)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures and is useful because it provides supplemental information to assist investors in evaluating Company’s financial condition.

Free Cash Flow Reconciliation from Net Income
	(Unaudited) Three months ended		(Unaudited) Year ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Free Cash Flow (4)	$62,920	$37,869	$229,902	$180,485

Reconciliation of Free Cash Flow:
Net income	26,146	26,093	128,048	109,408
Add/(Less):
Depreciation and amortization of intangibles	2,171	1,748	8,825	6,766
Amortization of convertible note	7,133	3,002	24,838	20,098
Amortization of finance fees	1,918	1,796	4,816	3,263
Non-cash compensation expense	7,490	4,002	20,018	11,492
Provision for doubtful accounts	4,737	1,974	9,461	4,839
Non-cash income taxes	13,097	3,754	34,280	29,617
Other	375	(4,000)	825	(3,400)

subtotal	36,921	12,276	103,063	72,675
Less: Capital expenditures	(147)	(500)	(1,209)	(1,598)

Free Cash Flow	$62,920	$37,869	$229,902	$180,485

Free Cash Flow Reconciliation from Cash Flow from Operations	(Unaudited) Year ended
	Dec. 31, 2013	Dec. 31, 2012
Free Cash Flow (4)	$229,902	$180,485

Reconciliation of Free Cash Flow:
Net cash provided by operating activities	232,789	204,434
Add / (Less)
Gain on sale of securities	5,395	—
Non-cash deferred tax items	2,864	5,232
Net income attributable to non-controlling interest	(14,539)	(14,101)
Capital expenditures	(1,209)	(1,598)
Other	(1,724)	3,153
Net change in balance sheet items	6,326	(16,635)

Free Cash Flow	$229,902	$180,485

Forecasted Free Cash Flow
	Year Ending Dec. 31, 2014
	High	Low
Free Cash Flow (4)	$217,000	$210,000

Reconciliation of Free Cash Flow:
Net income	126,000	120,000
Add:
Depreciation and amortization of intangibles	4,500	4,500
Non-cash interest on convertible notes	29,500	29,500
Amortization of finance fees	5,000	5,000
Non-cash compensation expense	18,000	18,000
Provision for doubtful accounts	4,500	3,500
Non-cash income taxes	30,000	30,000
Other	1,500	1,500

subtotal	93,000	92,000
Less: Capital expenditures	(2,000)	(2,000)

Free Cash Flow	$217,000	$210,000

(4)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash non-recurring gains and charges, less capital expenditures. Free Cash Flow excludes any changes in Balance Sheet items, mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.